                                                                   EXHIBIT 10.41

  CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
             EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


                        DEVELOPMENT AND SUPPLY AGREEMENT
                                    BETWEEN
                            V.I. TECHNOLOGIES, INC.
                                      AND
                            HAEMONETICS CORPORATION

     This Development and Supply Agreement entered into as of this 25th day of January, 2000 (the "Effective Date"), is made by and between V.I. Technologies, Inc., a corporation having a principal place of business at 155 Duryea Road, Melville, New York ("VITEX") and Haemonetics Corporation, a corporation having a principal place of business at 400 Wood Road, Braintree, Massachusetts ("Haemonetics").

     WHEREAS, VITEX is developing Viral Inactivation Agent, as hereafter defined, including associated processes, among them a joint development effort involving a Haemonetics' Cell Washing System, as hereafter defined; and

     WHEREAS, Haemonetics develops and commercializes, among other things, automated blood processing systems (consisting of equipment and disposables), including the Equipment, as hereafter defined.

     NOW, THEREFORE, in consideration of the terms and conditions herein, the parties agree as follows:

1.   DEFINITIONS.
     ------------

     1.1. The term "Viral Inactivation Agent" shall refer to VITEX's proprietary materials for pathogen inactivation, including materials designed to inactivate viruses and other microorganisms, developed or being developed by VITEX.

     1.2. The term "Equipment" shall refer to Haemonetics' automated medical devices using proprietary centrifugal technology to wash red cells and shall include the Model 215, the Pivotal Trial 215, the Commercial 215, and the Multi-Unit Commercial Device, all as more specifically defined herein.

     1.3. The term "Disposables" shall refer to single-use disposables for use with the Equipment.

     1.4. The term "Cell Washing System" shall refer to Equipment and Disposables and does not include leukoreduction, delivery and incubation of the Viral Inactivation Agent.

     1.5. The term "Viral Inactivation System" shall refer to Equipment, Disposables, Viral Inactivation Agent and other solutions, all used together in a viral inactivation process using cell washing.

     1.6. The term "Model 215" shall refer to Haemonetics' existing red blood cell washing technology which has not yet been cleared by the Food and Drug Administration ("FDA") for sale.

     1.7. The term "Pivotal Trial 215 Equipment" shall refer to optimized Model 215 cell washing devices, as more fully described in specifications attached hereto as Exhibit 1.

     1.8. The term "Commercial 215" shall refer to a modified Model 215 that incorporates bar coding and necessary IT interface for tracking purposes, as more specifically described in the specifications attached hereto as Exhibit 2.

     1.9. The term "Multi-Unit Commercial Device" shall refer to a red blood cell washing system that would process 6-10 units of red blood cells per operator on a single device, as more specifically described in the specifications attached hereto as Exhibit 3.

     1.10. The term "Cell Washing Technology" shall refer to any process that allows for the washing of red blood cells incorporating centrifugal separation.

2.   SCOPE AND EXCLUSIVITY.
     ----------------------

     For the term of this Agreement, and subject to the terms and conditions herein, VITEX and Haemonetics shall collaborate to develop a Cell Washing System that can be utilized with the Viral Inactivation Agent to inactivate pathogens in red cells and then to remove or neutralize the inactivation agent. The specifications, development guidelines, pricing, and milestones herein are applicable to a Cell Washing System and Viral Inactivation System to be marketed and sold in the United States. In addition, the parties shall work together to develop a mutually agreed plan, including development guidelines, to obtain necessary regulatory approvals in countries outside the United States. Unless specifically limited to the United States market, however, the provisions of this Agreement are worldwide in scope.

     VITEX agrees to purchase Cell Washing Technology for use in viral inactivation of red blood cell concentrates only from Haemonetics. VITEX shall have the exclusive worldwide right to buy Haemonetics' Cell Washing Technology in the field of viral inactivation of red blood cell concentrates, except that VITEX's rights become nonexclusive: 1) if VITEX, for reasons not due to Haemonetics, fails to gain FDA approval for viral inactivation of red blood cells with its Viral Inactivation Agent together with the Cell Washing System by [*****]; or 2) if VITEX's purchases of Cell Washing Systems from Haemonetics in calendar year [*****] are less than [*****].


3.   EQUIPMENT SPECIFICATIONS.
     -------------------------

     The specifications for Equipment to be developed for the United States market pursuant to this Agreement are attached hereto as Exhibits 1, 2 and 3 hereto (the "United States Specifications"). The parties shall work together to develop specifications for a Cell Washing System to be marketed outside the United States.
Any changes to the United States Specifications will be mutually agreed to by Haemonetics and VITEX.
The parties understand and agree that, prior to commercialization of the Viral Inactivation System, they shall agree in writing to mutually acceptable procedures to assure compliance with applicable quality standards and regulatory requirements, including complaint handling and record keeping.

4.   DEVELOPMENT MILESTONES AND INCENTIVE BONUSES.
     ---------------------------------------------

     4.1. COLLABORATION.
          --------------

     The parties agree that the development process will be a collaborative effort that will require input from all parties and good faith negotiation by all parties to resolve issues, concerns and disputes that may arise. Each party agrees that it shall reasonably collaborate in this process. If the parties disagree as to the best method for achieving a specification or a process, then Haemonetics shall make the final decision if the disagreement relates to the Cell Washing System and VITEX shall make the final decision if the disagreement relates to the Viral Inactivation Agent.

     4.2. MILESTONES.
          -----------

     Haemonetics shall achieve the following development milestones for the United States market:

          4.2.1. [*****]
----------------
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

          4.2.2. [*****]

          4.2.3. [*****]

          4.2.4. [*****]

     Delivery of all above Equipment assumes that all necessary documentation for that Equipment is available for regulatory submission. FDA approval is not required for achievement of these milestones. Milestones shall be deemed to be satisfied if Haemonetics delivers each of the above milestones no later than 90 days after the above dates, unless a delay in delivery is caused by VITEX, in which case the delivery shall be extended for a period comparable to the period of delay caused by VITEX. Should Haemonetics fail to deliver the Pivotal Trial 215 equipment within 90 days after September 1, 2000 for reasons not caused by VITEX, it shall pay to VITEX a lump sum of $100,000.

     4.3.  INCENTIVE BONUSES.
           ------------------
     VITEX shall pay to Haemonetics the following incentive bonuses if Haemonetics achieves the milestones in Paragraph 4.2 prior to the completion dates therein.

          4.3.1. [*****]

          4.3.2. [*****]

          4.3.3. [*****]

          4.3.4. [*****]

5.   DEVELOPMENT FUNDING.
     --------------------

     To fund development of the Cell Washing System(s) to be marketed either within or outside the United States, VITEX shall reimburse Haemonetics within 30 days of invoice for any development, regulatory, manufacturing and associated costs reasonably and necessarily incurred by Haemonetics to develop the Cell Washing System(s) ("Development Costs"), including without limitation any Development Costs to achieve the development milestones set forth above, any Development Costs occasioned by changes to specifications and any Development Costs related to the manufacturing of Disposables and Equipment during the development phase. Haemonetics' labor costs for the development and regulatory approval of the Cell Washing System are based on anticipated wage rates, fringe benefit costs and overhead for personnel working on the development program and will initially be a blended rate of [*****]per hour. Labor costs associated with manufacture of the Cell Washing System during the development phase shall be based on anticipated wage rates, fringe benefits costs, and standard labor minutes per product. All labor costs shall be updated annually.

     Materials, travel and other actual expenses will be billed at actual cost.

6.   REGULATORY SUBMISSIONS.
     -----------------------

     VITEX shall be responsible for managing regulatory approval within and outside the United States of the Viral Inactivation Agent. Haemonetics will provide information as needed to support regulatory approval. Haemonetics shall be responsible for managing regulatory approval of the Cell Washing System within and outside
----------------
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

the United States. VITEX will provide Haemonetics with clinical data as needed to support complementary 510(k)'s for the Cell Washing System or other 510(k)'s outside of the area of viral inactivation. Each party shall provide the other party with those sections of regulatory submissions that relate specifically to the other party's Cell Washing System or Viral Inactivation Agent in order to ensure the truth and accuracy of such information and to support the other party's regulatory filings.

7.   PROJECT MANAGER.
     ----------------

     Each party shall appoint an individual to coordinate that company's implementation of this Agreement (the "Project Manager"). Each may also appoint outside representatives who are working on the project, subject to the approval of the other party. During the first eighteen (18) months of the term of this Agreement, the parties' designated representatives shall meet bi-weekly and thereafter they shall meet according to a mutually agreeable schedule but no less than once per quarter.

8.   TERM AND TERMINATION.
     ---------------------

     This Agreement shall commence on the Effective Date and shall continue for a term of ten (10) years unless extended by mutual written agreement.Either party may terminate this Agreement if the other party breaches any of the terms of the Agreement and such breach is not cured within ninety (90) days of written notice by the non-breaching party. In such case, termination shall be effective on the ninety-fifth (95) day following notice of the breach. Either party may terminate this Agreement, effective immediately, upon the occurrence of any of the following events of insolvency: the other party commits or suffers any act of bankruptcy, comes under the control of a receiver, becomes insolvent, makes an assignment for the benefit of creditors of all or part of its assets, or undergoes liquidation or dissolution. Any obligation of either party accrued prior to termination of this Agreement for any reason shall survive termination. In addition, Paragraphs 10, 13, 14, 15, 18, 19, 20, and 21 of this Agreement shall survive termination for any reason.

9.   PRICING OF EQUIPMENT AND DISPOSABLES.
     -------------------------------------

     9.1. PRICING FORMULA.
          ----------------

     Prices for the United States market for Equipment and Disposables, effective following FDA approval, shall be set by Haemonetics and shall be based on the following:

          9.1.1. Direct labor costs (based upon anticipated wage rates, fringe benefits costs, and standard labor minutes per product); and

          9.1.2. Direct materials (based upon bill of materials and most recent estimates of pricing from vendors); and

          9.1.3. Overheads (standard forecasted rates computed as multiples of labor hours generally applied by Haemonetics to similar manufactured products); and

          9.1.4. An amount that achieves a gross margin of [*****] for Haemonetics for both Disposables and Equipment.

     9.2. INITIAL PRICES.
          ---------------

     Based on current forecasts, Haemonetics anticipates that initial prices to VITEX for Disposables will not exceed [*****] per Disposable, [*****] per single wash Equipment unit, and [*****] per monitoring/communications module to be used with the Multi-Unit Commercial Device and, except in the event of compelling business reasons, Haemonetics agrees that the initial prices shall not exceed these amounts. The parties will work together using reasonable efforts to achieve target prices of [*****] per Disposable, [*****] per single
----------------
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

wash Equipment unit, and [*****] per monitoring/communications module; however, this provision shall not restrict Haemonetics right to set initial prices subject to the maximum price provisions above.

9.3. FORECASTS, ORDERING AND DELIVERY.
     ---------------------------------

     VITEX shall provide Haemonetics with rolling 12 month forecasts for Equipment and Disposables. VITEX shall place fixed orders for Equipment with [*****] months lead time and fixed orders for Disposables with [*****] months lead time. Haemonetics will make products to VITEX's orders; therefore, orders are non-cancelable once placed. Haemonetics will deliver Equipment no more than [*****] days after receipt of an order and Disposables no more than [*****] after receipt of an order. In the event that Haemonetics cannot meet the delivery times set forth herein, Haemonetics shall so advise VITEX as soon as reasonably possible, at which point the parties shall negotiate in good faith on an amended delivery schedule, not to exceed the cure period provided in Section
8. If the parties cannot agree on a renegotiated delivery schedule or if Haemonetics is fails to meet an agreed upon renegotiated delivery schedule, then Haemonetics will license its Cell Washing Technology to VITEX only for use in viral inactivation and only for the duration of the delay or failure of delivery, subject to mutually agreeable terms and conditions, including royalty or other payments to Haemonetics, to be negotiated in good faith at the time of such failure or delay. Nothing contained herein shall be construed to limit or restrict any claim for damages that VITEX may have against Haemonetics in the event of any breach of delivery obligations herein.

     9.4. SHIPPING AND PAYMENT TERMS.
          ---------------------------

     All prices are FOB Braintree.  Invoices shall be paid within 30 days.

     9.5. PRICE CHANGES.
          --------------

     The initial prices to VITEX shall be set by Haemonetics, subject to Paragraph 9.2; shall become effective beginning with the first sale after FDA approval; and shall remain fixed for the next three years. Thereafter, prices shall be reviewed every three years. Prices shall be increased or decreased at the same rate as changes in the Consumer Price Index (CPI) compounded over a three-year time frame. Any price changes in excess of this calculation shall be mutually agreed.

10.  ROYALTY PAYMENTS FOR NON-PURSUIT OF CELL WASHING.
     -------------------------------------------------

     If, during the term of this Agreement, VITEX elects not to pursue Cell Washing Technology and instead elects to proceed with a different removal technology, then VITEX will pay to Haemonetics as a royalty [*****] of its sales revenue for the first five (5) years of market sales worldwide using the different removal technology or for the remainder of the term of this Agreement, whichever is less. VITEX shall have no obligation to make royalty payments (i) if Haemonetics' 510(k) for a Cell Washing System is not approved by FDA within two (2) years of submission, except if the delay or failure to obtain approval is caused by VITEX, or (ii) if VITEX can demonstrate that Haemonetics could not make available a Cell Washing System that would be approvable by FDA.

11.  MARKETING AND SALE.
     -------------------

     Haemonetics shall have no obligation for worldwide inventory, marketing, and sale of the Viral Inactivation System, including the Cell Washing System to be used with it, though Haemonetics' name shall appear on all Equipment and Disposables as the manufacturer of those products. All such inventory, marketing and sales efforts shall be undertaken by VITEX at its sole discretion. Haemonetics shall retain the worldwide right to install and service the Equipment, and the parties shall separately negotiate mutually agreeable terms and conditions for service and installation.

----------------

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

12.  BOOKS AND RECORDS.
     ------------------

     Each party shall provide the other party with reasonable access to its books and records to ensure its compliance with this Agreement. Such access shall be during regular business hours with reasonable advance notice.
---------------

13.  INVENTIONS AND INTELLECTUAL PROPERTY.
     -------------------------------------

     Each party shall continue to own all right, title and interest to all inventions and intellectual property owned or developed prior to this Agreement. All right, title and interest in all clinical data, documents, information and results prepared and developed in connection with this Agreement and inventions and intellectual property made during or in connection with this Agreement that are discovered, made or conceived solely by employees of VITEX or others acting exclusively on behalf of VITEX shall be owned by VITEX. All right, title and interest in all inventions and intellectual property made during or in connection with this Agreement that are discovered, made or conceived solely by Haemonetics or others acting exclusively on behalf of Haemonetics shall be owned by Haemonetics. All right, title and interest in all inventions made during or in connection with this Agreement that are discovered, made, or conceived jointly by employees of VITEX and Haemonetics or others acting on their joint behalf shall be jointly owned by VITEX and Haemonetics, except that all right, title and interest in all inventions made during the term of this Agreement relating to the Viral Inactivation Agent shall be owned solely by VITEX.

Each party shall promptly disclose to the other party the making, conception or reduction to practice of inventions, subject to the ownership and confidentiality provisions in this Agreement. In addition, attached as Exhibit 4 hereto is a list of patent disclosures or applications relating to methods of removing pathogen inactivation agents from red cells by washing. Each party represents and warrants to the other party that the list is true and complete to the best of its knowledge and each further agrees to update this list as required in the event that any new patent disclosures or applications are made after the effective date of this Agreement.

14.  WARRANTIES AND INDEMNIFICATION.
     -------------------------------

     VITEX and Haemonetics each warrants and represents to the other that: it is a corporation duly organized, validly existing, and in good standing under the laws of the state in which it is incorporated; it has the right to enter into this Agreement; the execution, delivery, and performance of this Agreement have been authorized by all necessary corporate action and by all necessary parties; and the terms of this Agreement are not inconsistent with other contractual obligations, express or implied, existing or contemplated, which it may have or expects to have during the term of this Agreement, including any existing or contemplated contractual obligations by VITEX to Pall Corporation. VITEX and Haemonetics each further warrants and represents that the development efforts contemplated by this Agreement are not the subject of any third party licensing or consulting obligations; that each of its employees participating in the development efforts has executed an assignment to their respective employer of any and all right, title and interest such employee may have in any invention, discovery, or technology he/she, alone or jointly conceives, reduces to practice, or otherwise develops relating to and in the course of his/her employment by VITEX or Haemonetics; that it will comply with all applicable laws, rules and regulations.

     The parties agree and understand that the Phase 2/3 trials will involve human subjects in addition to in vitro research investigations. VITEX will defend, indemnify and hold Haemonetics, its directors, officers, employees, and agents harmless from any cost, expense, or liability (including attorneys' fees) or claims of third parties, including any human subjects, arising out of the use of the Viral Inactivation Agent or out of any human subject studies during the development of the Viral Inactivation System, except to the extent caused by the negligence, gross negligence or willful misconduct of Haemonetics or others acting on behalf of Haemonetics. Following the sale of the viral inactivation system, including Haemonetics' Equipment and Disposables, VITEX will defend, indemnify and hold Haemonetics, its directors, officers, employees, and agents harmless from any cost, expense, or liability (including attorneys' fees) or claims of third parties arising out of the use of the Viral Inactivation Agent, except to the extent caused by the negligence, gross negligence or willful misconduct of Haemonetics or others acting on behalf of Haemonetics, provided further that, to the extent the cost, expense, liability or third party claim is based on injury caused by physical contact with the Viral Inactivation Agent, then VITEX shall defend, indemnify and hold Haemonetics harmless irrespective of Haemonetics' negligence.

     Except as set forth above, Haemonetics shall defend, indemnify and hold VITEX, its directors, officers, employees, and agents harmless from any cost, expense, or liability (including attorneys' fees) or claims of third parties, including any human subjects, arising out of a defect of the Cell Washing System, except to the extent caused by the negligence, gross negligence or willful misconduct of VITEX, the Naval Blood Research Laboratory when acting for VITEX, or others acting on behalf of VITEX.

     EACH PARTY HEREBY DISCLAIMS ALL FURTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THE INTELLECTUAL

PROPERTY RIGHTS OF THIRD PARTIES. ANY REMEDIES SET FORTH HEREIN ARE EXCLUSIVE AND IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY PARTY CLAIMING THROUGH IT FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES.

15.  PUBLICATIONS AND PUBLICITY.
     ---------------------------

     Subject to the confidentiality provisions in this Agreement, publication of results of work performed under this Agreement will be by mutual agreement and with advance written approval of both parties. Authorship of any publication or presentation based on work performed hereunder will take into account the scientific contributions of all individuals participating in such work. Neither party shall use the trade name or trademarks or copyrights or intellectual property of the other or the existence and terms of this Agreement in any written or verbal public announcement or disclosure, publicity, or advertising with respect to the subject matter of this Agreement unless 1) reasonably necessary to comply with applicable government laws or regulations with reasonable notice provided to the other party or 2) with the advance written permission of the other party, which permission shall not be unreasonably withheld or delayed.

16.  NO LICENSE.
     -----------

     Except as expressly set forth in this Agreement, neither party has granted or shall grant any right, license or option to the other party under any patent or other intellectual property right.

17.  RELATIONSHIP.
     -------------

     The parties understand and agree neither party is an agent of the other nor are the parties to be principals, agents, partners, joint venturers or otherwise. Each party shall be solely responsible to purchase any required insurance such as workers compensation insurance and to pay or withhold any federal, state or local taxes on account of their employees. Neither party has authority to bind the other by contract or agreement of any kind nor to undertake any obligation on behalf of the other party and neither shall represent itself to third parties as having such authority.

18.  CONFIDENTIALITY.
     ----------------

     For purposes of this Agreement, the term "Confidential Information" means all information, reagents, procedures, data, results, conclusions, drawings, know-how, experience or trade secrets owned by one party (the "Disclosing Party") and disclosed or provided to the other party (the "Receiving Party"), including without limitation the testing of Viral Inactivation Agent. Confidential Information shall include that which is either specifically designated as confidential or which a reasonable person would understand to be confidential.

The Receiving Party agrees that it will not use, except as needed for the proper performance of this Agreement, nor disclose to any third party without the prior written consent of the Disclosing Party, any Confidential Information of the Disclosing Party for the entire term of this Agreement and for 5 years thereafter. The Receiving Party shall have no obligations with respect to any portion of such Confidential Information which:
(a) is or later becomes generally available to the public by use, publication or the like, through no fault of the Receiving Party; or
(b) is obtained from a third party who had the legal right to disclose the same to the Receiving Party; or
(c) the Receiving Party already possesses, as evidenced by its written records predating receipt thereof from the Disclosing Party; or
(d) is required to be released by law or court order; provided, however, that in such event, the Receiving Party shall give the Disclosing Party reasonable advance notice of such disclosure and, save to the extent necessary in the case of patent applications, shall use reasonable efforts to secure confidential treatment of Confidential Information prior to its disclosure (by protective order or otherwise).

19.  ARBITRATION.
     ------------

     Except with respect to any disputes relating to the provisions on confidentiality and intellectual property rights of either party, any claim or dispute concerning questions of law or fact arising out of, or relating to, this Agreement or its performance or any alleged breach thereof which is not disposed of by Agreement of the parties, including without limitation any claim concerning the interpretation or validity of this Agreement, upon written demand of one of the parties, shall be determined, solely and exclusively, by a single arbitrator sitting in accordance with the Rules of Commercial Arbitration of the American Arbitration Association then in force at its office in Boston, Massachusetts. The decision of the arbitrator shall be final and binding. The expense of the arbitration shall be shared equally by the parties and each party shall bear its own attorneys fees, unless the arbitration award states that the expenses and fees shall be otherwise assessed. Any such arbitration shall take place in Boston, Massachusetts. Notwithstanding the foregoing, in the event both parties hereto are named as defendants by an arms length third party plaintiff asserting a claim against both parties, then and in such event, either party may seek the resolution of their respective rights and obligations, arising from such claim in said proceedings.

Notwithstanding the foregoing, both parties acknowledge that a breach by either party of its confidentiality obligations or of the provisions governing the parties' respective intellectual property rights will cause the non-breaching party irreparable harm for which injunctive relief is the only adequate remedy. The parties therefore agree that both parties shall have the right to seek injunctive or other immediate relief from any United States court or tribunal of competent jurisdiction to prevent or stop any violations by the other party of those obligations without being required to submit such dispute to arbitration.

20.  NOTICE.
     -------

     Unless otherwise provided in this Agreement, any notice to be given hereunder shall be deemed effective when sent to the party to be notified. Notice may be made via overnight courier, registered mail, postage prepaid, and the like, to the address listed below, or such other person or address as a party may later specify:

          If to VITEX:                  If to Haemonetics:

          V.I. Technologies, Inc.       Haemonetics Corporation
          155 Duryea Road               400 Wood Road
          Melville, NY  11747           Braintree, Massachusetts  02184
          Attn:  John Barr              Attn:  James L. Peterson
                                        cc:  Alicia R. Lopez, Esq.

21.  GOVERNING LAW.
     --------------

     This Agreement shall be governed as to interpretation, validity, effect, enforceability and all other substantive or procedural matters by the laws of the Commonwealth of Massachusetts.

22.  ENTIRE AGREEMENT.
     -----------------

     This Agreement constitutes the entire agreement between the parties relating to the subject matter herein and supersedes all prior agreements, proposals, understandings, course of conduct and writings by and between the parties and relating to the subject matter herein, including without limitation the "Collaborative Research Agreement between Pentose Pharmaceuticals, Inc. and Haemonetics Corp." effective February 4, 1999 and the Development Agreement Between Pentose Pharmaceuticals, Inc. and Haemonetics Corporation, except those provisions of the prior agreements that expressly survive termination unless the surviving provisions conflict with the terms of this Agreement in which case this Agreement shall govern. None of the terms of this Agreement shall be deemed to be amended unless such amendment is in writing and duly executed by all parties to this Agreement and such writing specifically states that it is an amendment to this Agreement.

23.  ASSIGNMENT; SUCCESSORS AND ASSIGNS.
     -----------------------------------

     This Agreement may not be assigned without the advance written consent of the nonassigning party, which consent shall not be unreasonably withheld, provided, however, that, without consent of the other party being required, a party (i) may assign its rights and obligations under this Agreement in connection with a corporate reorganization, to any affiliate, all or substantially all of the equity interest of which is owned and controlled by such party or its direct or indirect parent corporation, and (ii) must assign its rights and obligations under this Agreement in connection with a merger, consolidation or sale of substantially all of the assets of such party to which this Agreement relates to an unrelated third party; provided, however, that such party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

     This Agreement shall be binding on and inure to the benefit of all permitted successors and assigns. IN WITNESS WHEREOF a duly authorized representative of each of the parties executes duplicate originals of this Agreement, each of which shall be considered one and the same instrument, as of the effective date above.

V.I. TECHNOLOGIES, INC.                 HAEMONETICS CORPORATION


BY:  /s/ John Barr                     BY: /s/ James L. Peterson
    -------------------------             ---------------------------
    John Barr                             James L. Peterson
    TITLE:  President and CEO             TITLE:  President and CEO

                                   EXHIBIT 1
                                   ---------

                SPECIFICATIONS FOR PIVOTAL TRIAL 215 EQUIPMENT
                ----------------------------------------------

          1)  [*****]

          2)  [*****]

          3)  [*****]

          4)  [*****]

          5)  [*****]

          6)  [*****]

          7)  [*****]

Projected Instrument Requirements:  [*****]
                                    [*****]

----------------
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions

                                   EXHIBIT 2
                                   ---------

                       SPECIFICATIONS FOR COMMERCIAL 215
                       ---------------------------------

          1)  [*****]

          2)  [*****]

          3)  [*****]

          4)  [*****]

          5)  [*****]

          6)  [*****]

----------------

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions

                                   EXHIBIT 3
                                   ---------
                         MULTI-UNIT COMMERCIAL DEVICE
                         ----------------------------

          1)  [*****]

          2)  [*****]

          3)  "[*****]

          4)  [*****]

          5)  [*****].

          6)  [*****]

          7)  [*****]

          8)  [*****]

          9)  [*****]

          10)  [*****]

----------------
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.

                                   EXHIBIT 4
                                   ---------

          VITEX Patents

          [*****]

          HAEMONETICS PATENTS

          [*****]


----------------

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions